FORM 10-K                                                                Page 54
Exhibit 10.14
                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT, dated December 5, 1996, by and between Dewey L. Trogdon ("Trogdon") and Cone Mills Corporation (the "Company").
                                     RECITAL
         Trogdon retired from active service as an employee of the Company, effective March 31, 1992. Because of his familiarity with the business and affairs of the Company, Trogdon was in a position to provide valuable consultation and advice to the Company and the Company desired to obtain such consultation and advice. Accordingly, the Company agreed to retain Trogdon as a consultant, and Trogdon agreed to provide consulting services, during the period beginning April 1, 1992, and ending December 31, 1992, pursuant to a Consulting Agreement dated December 19, 1991. The Company and Trogdon agreed to an extension of the consulting arrangement through 1993, 1994, 1995, and 1996 pursuant to Consulting Agreements dated November 19, 1992, December 3, 1993, November 10, 1994, and December 5, 1995, respectively. The Company and Trogdon have agreed to continue the consulting arrangement during the period beginning January 1, 1997, and ending December 31, 1997 (the "Consulting Period").
         NOW, THEREFORE, Trogdon and the Company agree as follows:
         1. Consulting Services. Subject to the terms and provisions of this Agreement, the Company hereby engages Trogdon to perform consulting services during the Consulting Period. Trogdon


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FORM 10-K                                                                Page 55
Exhibit 10.14              (continued)
                  hereby accepts such engagement and agrees to render such consulting services pertaining to the business of the Company as the Chief Executive Officer of Cone shall request from time to time during the Consulting Period.
         2. Fees. During the Consulting Period, the Company shall pay to Trogdon a consulting fee of $15,000 per calendar quarter (payable on March 31, 1997, June 30, 1997, September 30, 1997, and December 31, 1997) and, in addition, shall reimburse Trogdon for any travel and entertainment expenses reasonably incurred by him in connection with rendering consulting services hereunder upon submission of appropriate documentation therefore.
         3. Independent Contractor. During the Consulting Period, Trogdon shall be an independent contractor and not an employee of the Company. Accordingly, Trogdon shall determine when, where and how the consulting services required of him under this Agreement will be performed, shall be responsible for the payment of all employment, income and other taxes payable by reason of his receipt of consulting fees under this Agreement, and shall not be eligible to participate in any pension, profit sharing, health, disability, life, or other employee benefit plan or program maintained by the Company.



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FORM 10-K                                                                Page 56
Exhibit 10.14              (continued)
         4. Termination by Death. If Trogdon dies during the Consulting Period, this Agreement shall thereupon terminate, but the Company shall pay to Trogdon's estate all consulting fees and unremibursed expenses to which he would otherwise have been entitled under this Agreement through the end of the Consulting Period.
         5. Entire Contract. This Agreement constitutes the entire contract and agreement of the parties and supersedes and replaces all other prior agreements and understandings, both written and oral, with respect to the performance of personal services by Trogdon for the Company during the Consulting Period.
         6. Miscellaneous. This Agreement may not be amended or modified except by an instrument in writing signed by the party against whom any such modification or amendment is sought to be enforced. No wavier of any breach of this Agreement shall operate or be construed as a waiver of any subsequent breach. This Agreement shall be construed in accordance with the laws and judicial decisions of the State of North Carolina.



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FORM 10-K                                                                Page 57
Exhibit 10.14              (continued)
         IN WITNESS WHEREOF, Trogdon and the Company have signed this Agreement as of the day and year first above written.

                                 By: /s/Dewey L. Trogdon
                                        Dewey L. Trogdon


                                 CONE MILLS CORPORATION

                                 By: /s/J. Patrick Danahy
                                        J. Patrick Danahy, President & CEO




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